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                                                                    EXHIBIT 99.1

               IN THE CIRCUIT COURT OF THE SECOND JUDICIAL CIRCUIT
                       IN AND FOR THE LEON COUNTY, FLORIDA

COASTAL PETROLEUM COMPANY, a
Florida Corporation,

         Plaintiff,

v.                                      CASE NO. 01-101

STATE OF FLORIDA, DEPARTMENT
OF ENVIRONMENTAL PROTECTION;
and BOARD OF TRUSTEES OF THE
INTERNAL IMPROVEMENT TRUST
FUND,

         Defendants.
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                                 FINAL JUDGMENT

      This action was tried before the court from September 30, 2002 to October 8, 2002, on the inverse condemnation complaint of the Plaintiff, Coastal Petroleum Company (Coastal) against Defendants, State of Florida, Department of Environmental Protection (the "Department") and Board of Trustees of the Internal Improvement Trust Fund (the "Trustees"). Plaintiff alleged that as a result of the Department's denial of Coastal's application for Drilling Permit 1281 its 400,000 acre Drilling Lease No. 224-A, as modified ("Lease 224A") had been taken without the payment of compensation required by Article X, Section 6, of the Florida Constitution.
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      Based on the prior decisions of the First District Court of Appeal in
Coastal Petroleum Company v. Chiles, 656 So. 2d 284 (Fla. 1st DCA 1995), Coastal Petroleum Company v. Chiles, 701 So. 2d 619 (Fla. 1st DCA 1997), and Coastal Petroleum Company v. Florida Wildlife Federation, Inc., 766 So. 2d 226 (Fla. 1st DCA 2000), the task of this Court was to hold an evidentiary hearing to determine the nature of the Plaintiff's property interest, the extent of Defendants' interference with that property interest, and whether the facts of the case, taken as a whole, constitute a taking. In particular, the Court was to consider the circumstances surrounding the execution of the 1976 Memorandum of Settlement between Coastal and the Trustees in the case styled Coastal Petroleum Company v. Secretary of the Army, and the expectations of the parties at the time they entered into the settlement. Having heard seven days of testimony, considered the substantial documentary evidence of over 200 exhibits, and weighed the credibility of the witnesses, the Court makes the following findings of facts and conclusions of law:

FINDINGS OF FACT

      1. Coastal and the Trustees entered into Drilling Lease 224A, as modified, on February 27, 1947. Lease 224A gave Coastal the exclusive right to explore for and produce oil and gas from the sovereignty lands in the Gulf of Mexico within three leagues (10.36 miles) of the coast of Florida, extending from Franklin County into Pasco County. Under the terms of the lease and controlling statutory requirements, Coastal had an obligation to engage in certain drilling operations to explore for oil and gas in order to maintain the validity of the lease.

      2. Lease 224A was amended, limited, and modified by the January 6, 1976, Memorandum of Settlement between Coastal and the Trustees, later incorporated into a
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Consent Decree, which resolved the case styled Coastal Petroleum Company v.
Secretary of the Army. The principal issues in the Secretary of the Army litigation were: 1) Coastal's claim that it was entitled to receive a permit from the federal permitting agency to mine in Lake Okeechobee and was not obligated to obtain permits from any state agency; 2) Coastal's claims for damages for inverse condemnation and conversion; and 3) the Trustees' challenge to the validity of the leases based on Coastal's failure to drill the number and depth of wells imposed by the lease and controlling statutory provisions.

      3. The federal court determined the inverse condemnation and most other issues adversely to Coastal, but declared the leases valid. The Trustees appealed to the Fifth Circuit, which certified state law questions concerning the leases' validity to the Florida Supreme Court.

      4. At the time of the 1975 negotiations which led to the 1976 Memorandum of Settlement, the issue of the validity of Coastal's leases had been argued and submitted to the Florida Supreme Court. During the negotiations the parties several times requested that the Florida Supreme Court withhold issuance of an opinion while they endeavored to reach a settlement. Both parties were uncertain as to how the Florida Supreme Court would rule. The parties negotiated the settlement with each side assessing the chances of winning or losing as a 50/50 proposition. As a result of this assessment, both parties were motivated to negotiate a settlement.

      5. The negotiated Memorandum of Settlement contains the following provision in paragraph 6 of the "surrender of rights" section:

      Coastal shall secure permits from all appropriate State environmental protection agencies in compliance with the then existing laws and regulations, prior to any drilling or mining.
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This provision is of particular importance to the issues presented in this case.

      6. The Court finds, based upon the testimony of the negotiators as well as the documentary evidence, that Paragraph 6 of the Memorandum of Settlement was intended to ensure that Coastal's right to drill for oil and gas would be a conditional right, so that it would only possess a right to drill for and take oil and gas if it could obtain state permits to do so under the then existing laws, and would only be able to obtain such permits if it could satisfy environmental concerns.

      7. Based upon the testimony of the negotiators as well as the documentary evidence, the Court specifically rejects Coastal's contention that Paragraph 6 adds nothing to the Memorandum of Settlement and that it is mere boilerplate to the effect that Coastal must comply with the law like everyone else.

      8. The Court finds that its interpretation of the effect and intent of Paragraph 6 is reasonable based upon the following findings concerning the circumstances surrounding the negotiation of the 1976 Memorandum of Settlement:

            a. Both parties negotiated in good faith but negotiated with different objectives in mind. In negotiating the settlement, the parties did not intend that Coastal surrender or be denied its exclusive right to explore for and drill for oil and gas on Lease 224A.

            b. Over the course of the 30 years Coastal owned the leases it experienced difficulty in meeting its drilling obligations as evidenced by the Trustees' allegations in the Secretary of Army case. At the time of the settlement agreement, Coastal was incapable of drilling oil and gas wells on its own because it had virtually no income and was experiencing
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serious financial difficulties. Coastal would also have difficulty in keeping its existing partner or finding new partners to meet drilling obligations because of recent exploration failures in adjacent federal waters and adjacent uplands, as well as the dry holes drilled on its own leases.

            c. If the Trustees had won the Secretary of Army case, Coastal would have lost the lease. If Coastal had won, Coastal would have retained the leases, but also retained the burden of meeting the lease's rigorous drilling obligations. Given the existing financial circumstances of Coastal, Coastal would then likely have lost the lease anyway due to its inability to comply with drilling obligations. The objective of Coastal was to retain the lease, but get out of the financially onerous drilling obligations. In the Memorandum of Settlement, the Trustees agreed to waive any drilling obligations set forth in the lease. The provision waiving the drilling obligations also benefitted the State, since there would be no obligatory oil or gas drilling on State owned submerged lands, but it benefitted Coastal more.

            d. On the other hand, the Trustees' objectives focused on environmental concerns. During the late 1960's and through all of Governor Askew's administration, the State of Florida was undergoing a change in philosophy concerning environmental matters. Constitutional, statutory, and regulatory provisions were changing. At the urging of Governor Askew, the State of Florida was very much concerned with environmental factors in protecting the properties of the State for the citizens of State of Florida. This concern did not relate only to oil and gas exploration. It related to mining of minerals and to the dredging and filling of submerged lands of the State. Coastal was well aware of these dramatic changes.

            e. The primary objective of the State in pressing for the provisions of what became Paragraph 6 of the Memorandum of Settlement was to ensure that any future activities on Coastal's leases would have to comply with all state environmental requirements applicable
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at the time of the activity and that unless Coastal could obtain state permits in compliance with these environmental requirements that it would have no right to drill on state owned submerged lands.

            f. The placement of Paragraph 6 in the "surrender of rights" section of the Memorandum of Settlement was the decision of Coastal's counsel. The paragraph represents a surrender of Coastal's arguable claim, made prior to and during the Secretary of Army litigation, that it had the right to drill for oil and gas without applying for state permits since its right to explore for and produce oil, gas and other minerals was fixed by the 1947 lease and could not be altered by subsequently enacted rules or legislation.

            g. Coastal's opinion was that its post-settlement position was preferable to its pre-settlement position. The leases were no longer subject to the onerous obligatory oil drilling requirements, Coastal retained the exclusive conditional right to drill for and produce oil and gas on more than 800,000 offshore acres and 450,000 acres underlying Lake Okeechobee, Coastal obtained a royalty interest on 2.3 million acres of lands which had formerly been under the lease, which produced the potential for future rewards without cost, and its lease interests served as the basis for extensive phosphate conversion claims that were subsequently brought against various phosphate companies shortly after the signing of the Memorandum of Settlement.

      9. The Court finds that Coastal had no reasonable expectation that it could drill for oil without a permit on Lease 224A, and no reasonable expectation that the State could not deny such a permit based upon the then existing law.

      10. The Court finds that Coastal has failed to prove by the greater weight of the evidence that the value of the lease was less after the 1998 permit denial than it was before that
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denial. Therefore, the Court finds that there has been no diminution in value of
Lease 224A as a result of the denial of Permit 1281.

      11. Since the time of the 1976 Memorandum of Settlement, Coastal has been unable to find any company willing to make the substantial investment necessary to explore the lease. The Court finds credible the expert testimony this Court elicited from Mr. Bunch that there is insufficient available data to determine if there is a drillable oil and gas prospect at the location of the site of Permit 1281, and further, that no oil and gas company would spend money to partner the drilling of a well at this location.

      12. The evidence presented at the trial on this matter suggests that there has been a change in the manner in which the Department applies the law and interpreted the provisions of Section 377.241, Florida Statutes, up to the time that Permit 1281 was denied in 1998. In affirming the denial of the application for Permit 1281, the District Court of Appeal made a specific finding that the Department had the right to change its mind about how to interpret the provisions of the oil and gas permit statute, that its new interpretation stressing environmental concerns was valid, and that the application for Permit 1281 was properly denied based upon a weighing of the statutory criteria after factoring in these environmental concerns. This valid interpretation of the permitting statute constitutes "then-existing law" as that phrase is used in Paragraph 6 of the Memorandum of Settlement.

      13. The Court finds that Coastal has not been denied all of its economically beneficial use of its property and that the denial of an application to drill on one location within a 400,000 acre lease does not constitute a taking.

      14. The Court further finds that the denial of Permit 1281 did not curtail any reasonable investment backed expectations that Coastal had of drilling, exploring, and
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producing oil or gas from the lease because it does not appear to the Court, based upon the Court's evaluation of the evidence and the credibility of the witnesses, that Coastal could have reasonably held such expectations.

      15. It appears from the evidence presented to this Court that the Department could properly have denied a permit to drill based upon lack of proof on the statutory factor which requires an analysis of the indicated likelihood of the presence of oil or gas or related minerals in such quantities as to warrant exploration and extraction of such products on a commercially profitable basis.

      16. In the permitting proceeding, the Department did not make its determination on this "commercial prospectiveness" factor based upon the evidence presented at this trial. If the same evidence presented to this Court had been presented on the application for a permit, the permit would properly be denied based upon a failure of proof on that one factor alone.

      17. In refusing to allow Coastal to drill on Lease 224A, the State has exercised a contractual right under Paragraph 6 of the Memorandum of Settlement, and has not exercised the sovereign power of eminent domain.

CONCLUSIONS OF LAW

      Based upon the above findings and the many facts in the record which provide additional credible support for these findings, it is the opinion of this Court that the Plaintiff has not established by the greater weight of the evidence that there has been a taking of Lease 224A.

      The legal framework for analyzing this case is set forth in Coastal Petroleum Company v. Chiles, 701 So. 2d 619, 623-24 (Fla. 1st DCA 1997):
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      In determining whether a property owner has a right to recover damages pursuant to an action for inverse condemnation based on an enactment of a governmental regulation, it is necessary to determine (1) the nature and extent of the property interest held by the plaintiff; (2) whether that property interest is one which will entitle the landowner to protection pursuant to the laws of inverse condemnation; (3) the extent that the government's regulation interferes with the plaintiff's enjoyment of the protected property right; and (4) whether the governmental regulation effects a taking of property pursuant to the dictates of Graham v. Estuary Properties, 399 So.2d 1374 (Fla. 1981).

(Citation added.)

      Here, Coastal's sole property interest is defined in black and white by the terms of Lease 224A as that lease was amended by the 1976 Memorandum of Settlement. Coastal agreed in Paragraph 6 of the Memorandum of Settlement that its right to drill for oil and gas under the lease would be conditioned upon its ability to secure environmental permits under the then existing laws. Since Permit 1281 was validly denied, Coastal has no present right to drill which would be protected by the laws of inverse condemnation. The State has not interfered with Coastal's property interest by denying Permit 1281, it has merely exercised it's contractual right to insist that Coastal secure permits under the then existing environmental laws prior to having the right to explore for and produce oil and gas from Lease 224A.

      Further, Coastal has failed to meet any of the six criteria set forth in Graham v. Estuary Properties:

      1. Whether there is a physical invasion of the property. This case does not involve an allegation of a physical trespass of Coastal's property.

      2. The degree to which there is a diminution in value of the property. Or stated another way, whether the regulation precludes all economically reasonable use of the property. The evidence shows no diminution in value in the lease as a result of this denial of one permit application on a 400,000 acre lease.
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      3. Whether the regulation confers a public benefit or prevents a public harm. The balancing test set forth in Section 377.241, Florida Statutes, for issuance of a permit to drill for oil or gas, balances the applicant's interests with the interest of the State in preventing the public harm of the pollution of Florida's waters and beaches and protection of the State's marine environment.

      4. Whether the regulation promotes the health, safety, welfare, or morals of the public. The balancing test in Section 377.241, Florida Statutes, which requires consideration of the environmental consequences of oil and gas drilling promotes the health, safety and welfare of the public.

      5. Whether the regulation is arbitrarily and capriciously applied. In affirming the final order denying Coastal's permit application, the First District Court of Appeal held the denial was a valid application of Section 377.24, Florida Statutes.

      6. The extent to which the regulation curtails investment-backed expectations. Coastal's post-settlement agreement expectations could only reasonably be that it could drill only if it received a permit, and that such a permit might in fact be denied. Therefore, DEP's denial of Permit 1281 does not frustrate any reasonable expectation of Coastal's. Further, as set forth above, Coastal's expectation of drilling for and producing oil and gas was not reasonable based upon the lack of proof on the statutory factor of "commercial prospectiveness" at the site of Permit 1281.

      IT IS ADJUDGED that Plaintiff, Coastal Petroleum Company take nothing by this action. Defendants, State of Florida, Department of Environmental Protection, and the Board of Trustees of the Internal Improvement Trust Fund, shall be awarded costs upon appropriate motion and order.
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      ORDERED and ADJUDGED at Tallahassee, Leon County, Florida, on the 15th day
of November, 2002.

                                                     /s/ L. Ralph Smith, Jr.
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                                                     L. RALPH SMITH, JR.
                                                     Circuit Judge